UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 2, 2012

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 2, 2012, the Board of Directors of Avantair, Inc. (the “Company”), upon recommendation of the Compensation Committee (the “Committee”), approved the 2012 annual and long-term incentive plan (“ALTIP”) for the executive officers and other various employees of the Company. The ALTIP sets forth grant levels, the grant type and the type of performance targets and metrics for fiscal year 2012. The ALTIP performance cycle is for the current fiscal year, which began on July 1, 2011 and ends on June 30, 2012.

Annual Incentive Compensation

The ALTIP provides for an annual incentive compensation target award payable in cash. The target award payout is a percentage of each of our executive officer’s annual base salary. Payments to executive officers for fiscal year 2012 under the ALTIP will be based on the achievement of the following targets:

•	The Company achieving a specified GAAP net income: 35% of target award

•	The Company achieving a specified EBIDTA earnings: 35% of target award

•	Executive officer achieving individual goals as previously set by the Committee: 30% of target award

Such targets were established by the Committee and approved by the Board of Directors. With respect to the award payouts based on GAAP net income and EBIDTA earnings, the amount actually paid would be zero if both the actual GAAP net income and the actual EBIDTA earnings were below 70% of the specified targets. If the actual GAAP net income is at least 70% of the specified target, such percentage would be applied to calculate that portion of the executive officer’s annual incentive compensation payout. Similarly, if the actual EBITDA earnings is at least 70% of the specified target, such percentage would be applied to calculate that portion of the executive officer’s annual incentive compensation payout. The Committee has the discretion to grant more than 100% of the target awards if the Company exceeds the GAAP net income and EBIDTA earnings target. The annual incentive awards will be made in cash following the end of the Company’s fiscal year upon review and certification of performance results by the Committee, provided that the recipient is employed at the Company on the payment date.

The target award payout for the executive officers if the Company achieves GAAP net income are as follows:

Executive	Title	Target Award

Steven F. Santo	President & Chief Executive Officer	24.5% of base salary

Stephen Wagman	Executive Vice President & Chief Financial Officer	14.0% of base salary

Kevin Beitzel	Chief Operating Officer	10.5% of base salary

The target award payout for the executive officers if the Company achieves EBIDTA earnings are as follows:

Executive	Title	Target Award

Steven F. Santo	President & Chief Executive Officer	24.5% of base salary

Stephen Wagman	Executive Vice President & Chief Financial Officer	14.0% of base salary

Kevin Beitzel	Chief Operating Officer	10.5% of base salary

The target awards payout for the executive officers achieving their individual goals are as follows:

Executive	Title	Target Award

Steven F. Santo	President & Chief Executive Officer	21% of base salary

Stephen Wagman	Executive Vice President & Chief Financial Officer	12% of base salary

Kevin Beitzel	Chief Operating Officer	9% of base salary

Long-Term Incentive Compensation

The ALTIP also provides for a long term incentive compensation component payable in the form of stock options to be issued under the Company’s 2006 Long Term Incentive Plan. The number of options to be issued will be based solely on achieving the same target goals and thresholds for GAAP net income and EBIDTA earnings required for in the 2012 annual incentive compensation award discussed above. The stock options will be granted with an exercise price equal to the greater of the closing price of the Company’s common stock on the date of grant of the option or $2.00 per share. Further, all such stock options granted will have a three (3) year annual ratable vesting period. The number of shares to be issued shall be calculated by dividing the dollar amount of the target award amount by the greater of the closing price of the Company’s common stock on the date of grant of the option or $2.00 per share.

The 2012 long-term incentive compensation target awards for our executive officers are as follows:

Executive	Title	Target Award

Steven F. Santo	President & Chief Executive Officer	100% of base salary

Stephen Wagman	Executive Vice President & Chief Financial Officer	70% of base salary

Kevin Beitzel	Chief Operating Officer	40% of base salary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: February 3, 2012	By:	/s/ Stephen Wagman
Stephen M. Wagman

Chief Financial Officer (Authorized Officer and Principal Financial Officer)